    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 9, 1997

                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                          COULTER PHARMACEUTICAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                            2834                           94-3219075
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)          IDENTIFICATION NUMBER)

                            ------------------------

                        550 CALIFORNIA AVENUE, SUITE 200
                        PALO ALTO, CALIFORNIA 94306-1440
                                 (650) 842-7300
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               MICHAEL F. BIGHAM

                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          COULTER PHARMACEUTICAL, INC.
                        550 CALIFORNIA AVENUE, SUITE 200
                        PALO ALTO, CALIFORNIA 94306-1440
                                 (650) 842-7300
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

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
            JAMES C. KITCH, ESQ.                             ALAN K. AUSTIN, ESQ.
             JOHN A. DADO, ESQ.                            ELIZABETH R. FLINT, ESQ.
             COOLEY GODWARD LLP                        WILSON SONSINI GOODRICH & ROSATI
            FIVE PALO ALTO SQUARE                          PROFESSIONAL CORPORATION
             3000 EL CAMINO REAL                              650 PAGE MILL ROAD
         PALO ALTO, CALIFORNIA 94306                      PALO ALTO, CALIFORNIA 94304

                            ------------------------

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                            ------------------------

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-36607

                            ------------------------

                        CALCULATION OF REGISTRATION FEE
================================================================================

     TITLE OF SECURITIES       AMOUNT TO BE  PROPOSED MAXIMUM OFFERING  PROPOSED MAXIMUM AGGREGATE       AMOUNT OF
       TO BE REGISTERED        REGISTERED(1)      PRICE PER SHARE            OFFERING PRICE          REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock,
  $0.001 par value............ 402,500                $15.50                    $6,238,750                 $1,891
========================================================================================================================

(1) Includes 52,500 shares of Common Stock issuable upon exercise of the Underwriters' over-allotment option.

================================================================================
                                EXPLANATORY NOTE
     This registration statement is being filed pursuant to Rule 462(b) and General Instruction V of Form S-1. Incorporated by reference herein is, in its entirety, the Registration Statement on Form S-1 (File No. 333-36607) of
Coulter Pharmaceutical, Inc., which was declared effective by the Securities and Exchange Commission on October 9, 1997.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, County of Santa Clara, State of California, on the 9th day of October, 1997.

                                          COULTER PHARMACEUTICAL, INC.

                                          By:     /s/ MICHAEL F. BIGHAM
                                            ------------------------------------
                                                     Michael F. Bigham
                                             President, Chief Executive Officer
                                                             and
                                               Director (Principal Executive
                                                           Officer)

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
              SIGNATURE                               TITLE                         DATE
-------------------------------------  ------------------------------------  ------------------

        /s/ MICHAEL F. BIGHAM          President, Chief Executive Officer     October 9 , 1997
-------------------------------------    and Director (Principal Executive
          Michael F. Bigham              Officer)

       /s/ WILLIAM G. HARRIS*          Vice President and Chief Financial     October 9, 1997
-------------------------------------    Officer (Principal Financial and
          William G. Harris              Accounting Officer)

        /s/ BRIAN G. ATWOOD*           Director                               October 9, 1997
-------------------------------------
           Brian G. Atwood

        /s/ DONALD L. LUCAS*           Director                               October 9, 1997
-------------------------------------
           Donald L. Lucas

                                       Director                               October 9, 1997
-------------------------------------
            Robert Momsen

         /s/ ARNOLD ORONSKY*           Director                               October 9, 1997
-------------------------------------
           Arnold Oronsky

            /s/ SUE VAN*               Director                               October 9, 1997
-------------------------------------
               Sue Van

                                       Director                               October 9, 1997
-------------------------------------
        George J. Sella, Jr.

     /s/ JOSEPH R. COULTER, III*       Director                               October 9, 1997
-------------------------------------
       Joseph R. Coulter, III

     *By: /s/ MICHAEL F. BIGHAM
-------------------------------------
          Michael F. Bigham
          Attorney in Fact


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
                                EXHIBIT INDEX


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
 EXHIBIT    EXHIBIT
FOOTNOTE    NUMBER                            DESCRIPTION OF DOCUMENT
---------   ------     ---------------------------------------------------------------------
 (5)          5.1      Opinion of Cooley Godward LLP.
             23.1      Consent of Ernst & Young LLP.
             23.2      Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
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